SENIOR EXECUTIVE OWNERSHIP ELECTION PLAN


         In accordance with resolutions adopted by the Board of Directors on December 10, 1999, this Senior Executive Ownership Election Plan is hereby established to provide for the granting of stock options under the ServiceMaster 1998 Equity Incentive Plan (or any plan intended as a successor thereto) to selected Senior Executive of The ServiceMaster Company or its subsidiaries.

1.       Statement of Purpose

         1.1 The purpose of the Senior Executive Ownership Election Plan is establish a procedure for granting stock options to Senior Executive of the company which will be in lieu of cash payments under certain of the company's incentive compensation plans. This procedure will result in a significant part of the compensation of the Senior Executive who elect to participate to be dependent upon the growth and prosperity of the Company and will align such part of their compensation with the interests of the stockholders of the Company.

2.       Definitions

         As used in this document, the following terms have the indicated meanings:

     "Senior Executive Ownership Election Plan" means the provisions set forth in this document. These provisions are sometimes referred to as the "Ownership Election Plan."

     "Compensation Committee" means the Compensation Committee of the Board of Directors of the Company.

         "APC Plan" means the ServiceMaster Additional Provisional Compensation Plan or any incentive compensation plan which is intended to be a successor plan thereto.

         "LTPA Plan" means the ServiceMaster Long-Term Performance Award Plan or any incentive compensation plan which is intended to be a successor plan thereto.

         "Company" means The ServiceMaster Company.

         "Subsidiary" means any organization in which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interests.

         "Electing Executive" means an officer of the Company or a Subsidiary who makes the election described in Section 4.

         "Election Year" means each of the years 2000, 2001 and 2002.

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         "Principal  Stock  Option  Plan"  means the  ServiceMaster  1998 Equity
Incentive Plan or any stock option plan which is intended to be a successor plan thereto.

         "Options" means options to purchase shares of common stock of the Company on the terms and conditions set forth in this Ownership Election Plan

3.       Duration of the Ownership Election Plan

         3.1 The Ownership Election Plan commenced on December 10, 1999 and shall continue in effect until terminated by the Board of Directors. However, the termination of the Ownership Election Plan shall not affect the status of Options previously granted under the Ownership Election Plan.

4.       Elections to Purchase Options in Lieu of Certain Cash Payments

         4.1 Election. With respect to each of the Election Years, a person who is selected to participate in the Incentive Plan Alternative for that year may elect to receive Options in lieu of a payment in cash of --

         (a) up to 75% of the amount of his or her APC Plan compensation for that Election Year as projected as set forth in Section 4.2(a); or

         (b) up to 75% of the amount of his or her LTPA Plan compensation for that Election Year as projected as set forth in Section 4.2(a); or

         (c) up to 75% of the total of the amount of his APC Plan compensation and his or her LTPA Plan compensation for that Election Year as projected as set forth in Section 4.2(a).

         4.2 Calculation of Number of Options Granted. The number of shares for which Options will be granted by reason of an election made pursuant to Section
4.1 shall be determined as follows:

         (a) A projection of the Electing Executive's APC Plan compensation for the Election Year ("Estimated APC") and a projection of the Electing Executive's LTPA Plan compensation for the Election Year ("Estimated LTPA") shall be made by the Chief Executive Officer and the Chief Financial Officer and, after approval of such projections by the Chairman of the Compensation Committee, they shall serve as the basis for the calculations set forth below.1

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         (b) The Electing  Executive  shall specify a percentage,  not to exceed
75%, of his or her Estimated APC and/or his or her Estimated LTPA which the Electing Executive wishes to utilize under this Ownership Election Plan for the Election Year. The dollar amounts resulting from applying the percentages so specified to Estimated APC and/or Estimated LTPA are referred to as the "Electing Executive's APC Utilization" and the "Electing Executive's LTPA Utilization".

         (c) The number of Options granted to the Electing Executive shall be referenced to a dollar figure which is determined by multiplying the Electing Executive's APC Utilization or the Electing Executive's LTPA Utilization or the sum of the Electing Executive's APC Utilization and the Electing Executive's LTPA Utilization, as the case may be, by a multiple derived from the following table:

    Election                                                            Multiple
    -----------                                                         --------

    The election is to utilize APC Plan compensation but not LTPA
    compensation                                                               4

    The election is to utilize LTPA Plan compensation but not APC
    Plan compensation                                                          4

    The  election  is to  utilize  both APC  Plan  compensation and  LTPA  Plan compensation but the full 75% allowable is not
    elected for both plans                                                     4

    The election is to utilize both APC Plan compensation and
    LTPA compensation and the full 75% allowable is elected for                5
    both plans.

         (d) The dollar amount determined under paragraph (c) shall be divided by the closing price of the Company's shares of common stock on the New York Stock Exchange on December 10 of the year immediately preceding the Election Year (the "Share Price"). If any December 10 is not a trading day, then the trading day which most nearly precedes December 10 shall be used.2

         4.3 Example. The application of the procedure described in Section 4.2 is shown by the following examples. Assume that at the end of December 1999 the Election Officer's Estimated APC is $200,000 and the Electing Executive's Estimated LTPA is $150,000. The Share Price is $11.50.

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                  Example 1. The Electing  Executive  elects to use the full 75%
                  of his Estimated APC but he does not utilize any of his Estimated LTPA.

                         Estimated APC x 75% = $150,000

                           Option Shares =  150,000 x 4   =   52,173.
                                            -----------
                                            11.50

                  Example 2. The Electing Executive elects to use the full 75% of his Estimated LTPA but he does not utilize any of his Estimated APC Base.

                           Estimated LTPA x 75%  =  $112,500

                           Option Shares =  112,500 x 4   =   39,130
                                            -----------
                                            11.50

                  Example 3. The Electing Executive elects to use the full 75% of his Estimated APC and his Estimated LTPA.

                           Option Shares = (150,000 + 112,500) x 5  =   114,130
                                           -----------------------
                                                  11.50

                  Example 4. In Example 2, assume that the Electing Executive elected to receive the portion of his LTPA Plan compensation not utilized for Options in the form of ServiceMaster shares. As a result, the calculations in Example 2 are adjusted as follows:

                           Estimated LPTA x 75% x 1.2 3   = $135,000

                           Option Shares = 135,000 x 4             =   46,956
                                           -----------
                                              11.50

                  A similar adjustment would be made in the LTPA component of Example 3.

         4.4 Effect of a Shortfall in Actual APC Plan Compensation and/or Actual LTPA Compensation Relative to APC and/or LTPA Utilization Amounts. If the Electing Executive's actual APC Plan compensation figure for an Election Year and/or his or her actual LTPA Plan compensation figure for an Election Year is less than the Electing Executive's APC Utilization and/or the Electing Executive's LTPA Utilization, a shortfall will exist in the calculations used to compute the number of Options granted to the Electing Executive. Such shortfall must be made up by the Electing Executive through one or the other or both of the following alternatives:

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         (a)      the Electing Executive may pay the Company cash in the amount of the shortfall; or

         (b) the Electing Executive may authorize the Company to offset his or her APC Plan compensation and/or his or her LTPA Plan compensation for the next year by the amount of the shortfall.

If the Electing Executive selects alternative (a), payment shall be made not later than 30 days after he or she has been notified by the Company of the existence of a shortfall in the requisite coverage for the Options which were previously granted.

         4.5 Procedure for Making an Election. Each person who is offered an opportunity to elect to receive Options under this Ownership Election Plan shall make his or her participation decision by signing and delivering to the Company an election form for the Ownership Election Plan. This form shall accompany the LTPA Election Form B (which is needed to cover the portion of LTPA compensation not utilized for Options). A copy of these two forms are set forth as Exhibits 1 and 2. The election forms must be delivered to the Vice President, Compensation by not later than December 31 of the year immediately preceding the year to the elections pertain.

5.       Term of Options; Grant Date; Exercise Price

     5.1 Term. Each Option granted pursuant to this Plan shall be for a term which commences on the Grant Date and ends on December 31 of the tenth year following the year in which the Option was granted. (Thus, for example, an option granted on December 10, 1999 will expire on December 31, 2009).

     5.2 Grant Date. Each Option granted under the Ownership Election Plan shall be deemed granted on the date referred to in Section 4(d).

     5.3. Exercise Price. The price at which the shares subject to an Option may be purchased shall be the price referred to in Section 4.2(d), i.e., the Share Price.

6.   Vesting Schedule

     6.1 Basic Schedule. Subject to section 6.2, each Option granted under the Ownership Election Plan shall become vested at the rate of 10% per year for the first eight full years of the term of the Option. The remaining 20% of the Option shall vest at the end of the ninth year. Vesting shall commence on the 31st day of December of the year immediately following the year in which the Option was granted and shall continue on the 31st day of December of each succeeding year.

     6.2  Acceleration of Vesting in Certain Circumstances.

     (a) For purposes of this Section 6.2, the term "Base Year" means the calendar year in which an Option is granted.

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     (b) If the  financial  statements  for  the  Company  for  the  third  year following the Base Year reflect compounded growth in the Company's net income of at least 15% relative to the net income for the Company for the Base Year (determined in each case before revenue and expenses attributable to e-commerce investments), an additional 50% of all Options granted to the Electing Executive in the Base Year shall become vested. If such net income target is not achieved in the third year (so that additional vesting did not occur for that year) but is achieved in the fourth year, an additional 30% of all Options granted to the Electing Executive in the Base Year shall become vested. If such net income target is not achieved in either the third year or the fourth year (so that additional vesting did not occur for either of those years) but is achieved in the fifth year, an additional 20% of all Options granted to the Electing Executive in the Base Year shall become vested. Such additional vesting shall occur on the date on which the Company releases its financial statements for such third year, fourth year or fifth year, as appropriate.

     6.3 Illustration of the Vesting Rules. The following table illustrates the vesting provisions of Sections 6.1 and 6.2.

     Assume that an Electing Executive has made an election in December 1999 which results in the grant of an Option for 10,000 shares. Further assume that the 15% target growth rate in net income is satisfied at the end of the third year.

                                      Cumulative
                           Normal       Normal       Accelerated       Total
             Date          Vesting      Vesting         Vesting        Vested
          ---------      ---------   -------------   ------------  ------------

         12/31/00         1,000        1,000               -           1,000
         12/31/01         1,000        2,000               -           2,000
         12/31/02         1,000        3,000               -           3,000
           1/25/03                                       5,000         8,000
         12/31/03         1,000        4,000                           9.000
         12/31/04         1,000        5,000                         10,000
         ------------     ---------  -------------  ---------------- -----------

         vesting if accelerated vesting had not occurred:

         12/31/05         1,000        6,000               -           6,000
         12/31/06         1,000        7,000               -           7,000
         12/31/07         1,000        8,000               -           8,000
         12/31/08         2,000       10,000                          10,000

         6.4  Possible   Modification  of  the  Accelerated  Vesting  Rule.  The
Compensation Committee may approve an acceleration in vesting of an Option following the third anniversary of the Option even though the growth rate target(s) may not have fully been met in the third year if the Compensation Committee considers acceleration in vesting to be in the best interests of the Company and appropriate in the light of a Senior Executive's performance of his or her responsibilities.

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7.  Term Sheet.

         7.1 Options granted under the Incentive Alternative shall be evidenced by delivery to the optionee of a term sheet which shall be substantially in the form of Exhibit 2.

8.  Change of Control

         8.1 Change of Control Defined. "Change of Control" of the Company means:

         (i) the Company is merged or consolidated or organized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with, the Acquiror; or

         (ii) the Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 75% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or unde3r common control with the Acquiror; or

         (iii) a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person or group (as the terms "person" and "group" are used in Section 13d(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder has become the beneficial owner (as the term "beneficial owner" is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of the Company; or

         (iv) during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors then still in office who were directors of the Company at the beginning of any such period.

         8.2 Effect of a Change of Control. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all Options granted hereunder shall become immediately exercisable and shall remain exercisable through their entire term.

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9.  Relationship to the Principal Stock Option Plan

         9.1 The Ownership Election Plan constitutes an administrative feature of the Principal Stock Option Plan. All provisions of the Principal Stock Option Plan and such polices which the Compensation Committee has approved with respect to the administration of the Principal Stock Option Plan shall apply to Options granted under the Ownership Election Plan to the extent not inconsistent with the latter.

         9.2 Section 9.1 is specifically intended to apply to cases of death, disability and retirement under certain circumstances (but Section 9.1 is not limited to such matters).

 10.  Effect of Termination of Employment

         10.1 If an Electing Executive terminates his or her employment with the Company or a Subsidiary, vested Options will expire six months after the employment termination date and Options not vested at the employment termination date will expire at that date; provided, that this rule does not apply if termination of employment occurs by reason of death or disability or voluntary retirement in certain circumstances. The latter situations are governed by
Section 9.1.

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                                   Appendix A

This Appendix A lists the several special rules which are involved in the application of the ServiceMaster Long-Term Performance Award Plan. This plan will be in effect in the year 2000 but will probably not be continued in its present form beyond that date and any successor plan is not likely to involve the same special rules. Thus, in order to simplify the main text of the Ownership Election Plan, this Appendix will set out the factors to be taken into account in applying the Long-Term Performance Award Plan to the Ownership Election Plan with respect to the year 2000.

1. If an Electing Executive was a participant in the Long-Term Performance Award Plan in the years 1998 and/or 1999, 20% of his award was held back for payment at the end of the year 2000, depending upon the extent to which the Company met its SMIXX goals. The Estimated LTPA for 2000 will not include a payout of any part of the 1998 and 1998 holdbacks but will include such portion of the year 2000 holdback amount which is expected to be paid out after the close of that year.

2. The Long-Term Performance Award Plan provides for a 20% increase in an award if the participant elects to take his or her award in ServiceMaster shares. If an Electing Executive (i) elects to utilize the full 75% of his or her Estimated APC and Estimated LPTA for Options and (ii) elects to take the remainder of his year 2000 Long-Term Performance Award in ServiceMaster shares, the Estimated LTPA figure will be increased by 20%.


--------
1 The projections for Estimated LTPA for the year 2000 are affected by several complex rules in the Long-Term Performance Award Plan. Because that plan will terminate at the end of the year 2000, these rules are not set out in this Section 4.2 but they are covered in Appendix A.

2 The closing price on the New York Stock Exchange for December 10, 1999 was $11.50. Accordingly, that figure shall be used in paragraph (d) for elections made in respect of the year 2000.

3   See Appendix A for an explanation of this 1.2 factor.

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